EXHIBIT 99.1

Transcript of Question and Answer Session
Analysts International Corporation
Earnings Conference Call – April 22, 2008

Operator:  Thank you, sir.  Ladies and gentlemen, we will now begin the question-and-answer session.  As a reminder, if you do have a question, please press the star, followed by the one, on your touchtone phone.  If you would like to withdraw your question, please press the star, followed by the two.  If you are using speaker equipment, you will need to lift the handset before making your selection.  One moment for your first question.

And our first question comes from the line of Rick Dauteuil with Columbia Management.  Please go ahead.

Rick Dauteuil:  Yeah, it’s Rick Dauteuil.  Just…  Elmer, one of your statements was, as you’re kicking off the plan, in the quarter specifically, you experienced a little weaker-than-expected organic growth.  Then you outlined some of the newer wins here.  Is the business just slower to ramp up, or what do you attribute the comment weaker-than-expected organic growth?

Elmer Baldwin:  Good morning, Rick.  We were slower to respond than our plan called for in finalizing some new hires to lead a few of the practice areas that we have outlined in our plan.  So some of our first quarter included, I’m going to say roughly about $300 to 400,000 less invested in future growth than we had anticipated.  But we are continuing to make the investments, and that’s in the areas of practice leadership and sales leadership around our Professional Services and Application Services growth areas.

Rick Dauteuil:  Okay, is it that the talent is just tougher to find, or you were slower to hire your recruiters to seek out that talent?

Elmer Baldwin:  Neither of those.  I think we just got…you know we had a brand-new team, we got very distracted for a period of time over this last quarter.  We were being very, very picky, and we went after some of the very best people.  And we decided we want the right person instead of just a person, and so we actually put our sights on specific people, and I feel really good about where we are.  But we also have…  You know we’ve got work to do to continue to build pipeline for the future.  You know it’s the transactions, especially in the solutions and projects business, you know the sales cycle can go anywhere from three to 12 months.  So the sooner we get our core business development and leadership team hired out and in the game, the better.  So we’ve made it a high priority to fill all of our planned investment positions by the middle of the year, and we’ll be holding a sales…a comprehensive sales training session in June, so we’re using that as a milestone to get these new positions filled and developing pipeline for the future.  I would say that, in summary, we want the right person; we don’t just want a person.  And so we’re being really picky about it.

And we also…  I’ll give you one more.  We have had a lot of discussion about we have a number of really great cities in the eastern region that we could expand.  We have already got a footprint for value-added services in a number of offices.  Raleigh is a target area for us, Lexington.  I just came back from a visit in Lexington where I was meeting clients and the folks there.  I’m really encouraged by the capabilities we’ve got in that marketplace and our ability to partner with companies like Lexmark in their go-to-market offering.  But you know frankly, we see a tremendous opportunity in the northeast, and we think we can fill some holes there.  So we kind of shifted our strategy a little bit, and we’ll be not only investing in continuing to expand our Lexington and our Kentucky presence, but we will also now be expanding in the New York/New Jersey marketplace with a very focused offering around Microsoft.

Rick Dauteuil:  Okay.  And the pipeline; I know you said some of the sales cycle is three to 12 months, but how does the pipeline look today?

Elmer Baldwin:  I’d say our pipeline is about the same as it’s been historically.  I will tell you that this company has not in the past done a good job of documenting the entire pipeline, and that is one of the top five priorities for the leadership team.  And we are now going to be rolling out a series of initiatives requiring all opportunities to be well documented and qualified, and we’re adopting a kind of a sales approach.  And so the really…  There’s a couple key measures that I can look at prior to having a really solid pipeline, and I think it’s going to be the better part of this year, Rick, before I can really tell you.  And I will, once we feel we have a handle on the process.  We will be discussing pipeline on a quarterly basis.  We’re just not prepared to yet.  But our Solutions pipeline has been flat; and frankly, I’m concerned about some of the large opportunities pushing out into 2009.  I mean we need to find work and sell business so that 2008 we get a lift and we get strong performance and continued performance.

So I would say to you our pipeline numbers are flat, but in light of the fact that, you know, this economy is a jump ball.  We’ve got clients that have historically responded favorably with contract labor and projects.  When the economy gets tight, they don’t necessarily tend to hire as many people; they seek contractors.  I worry about the capital spend cycles down the line and whether or not companies will continue to acquire and invest.  Now the good news is for our business, especially a lot of the IP telephony and the Cisco business and our Solutions business, because the horse is out of the barn regarding bandwidth, and there’s almost like no retreat.  So it is driving great demand, and we’re seeing good alignment with our Cisco go-to-market opportunities.  The question is, you know, will the spend in the overall market continue to stay strong?  And you know, especially when we’ve got Michigan as one of our big markets—I mean it’s no secret the Michigan economy is really not the strongest.  And so we’re diversifying our pipeline, and we’re seeking opportunity not only within our core business in Michigan, but beyond Michigan and out into the broader areas, the regional office marketplace.

Rick Dauteuil:  Has there been any progress on some of the lower-margin business and the decisions related to that?

Elmer Baldwin:  Yes, we’re making progress on all fronts regarding that.  And the good news is we’ve had…  We experienced a better-than-plan gross margin performance in our lowest margin business, and we are actively working to carve off some of that business as it is no longer core.  And we are meeting with all of our largest clients last week, this week, and every week, to address some of the lowest margin issues.  Like for example, I’ll just give you an example, Rick.  In the past, this company has done essentially what I’ll call pass-through rates for some of these clients, of you know we’re non-core, we’re not driving any value, they just need a convenient way to onboard capability.  We’re not going to do that anymore.  We’re not going to do pass-through rates for our…  If we can’t attach a value add to our services, then it’s not in our wheelhouse.  We’re also not going to chase technical positions in the tooling and dye lab or the engineering or the manufacturing opportunities.  Those aren’t in our strike zone.  We’ll allow other staffing companies to deal with that.  And so we’re establishing policy to eliminate those kind of roles in this business.

We also are…  We have had some people out on negative margins, believe it or not.  And that’s no longer going to be tolerated.  We’re going back to the client with rate increases, and we’re getting the majority of every rate increase we request.  And we’re just not going to respond to the lowest margin rates.  It’s about attitude, and it’s about focus and the belief that we can do better and we can attract better people.  And the better people and the better jobs give us more time to respond to onboard good talent.  You know these low margin or no margin staffing opportunities, the client wants them tomorrow.  And that hurts our overall scorecard from a performance standpoint with these clients.  And we’re just not going to continue to do that work.  And we’ve communicated that.  I’ve met personally with the clients, and I think that they understand.  And they love to hear more about our offering; because in general, I would say our biggest lowest-margin client also have higher margin opportunities.  And they’re constantly in need and looking for solution partners to deal with.  So it’s good news that they’re hearing our broader story.

Rick Dauteuil:  Okay; thank you.

Operator:  Thank you for the question, sir.  Once again ladies and gentlemen, if you do have a question at this time, please press the star, followed by the one, on your telephone keypad.

And our next question comes from the line of Seth Poppel with Poppel Family Investments.  Please go ahead.

Seth Poppel:  Hi, Elmer, Walter.  A question.  Your balance sheet basically shows that you have about $20 million of net value if you were to take your total accounts receivable and subtract out all of your liabilities.  And that works out to about $0.80 a share.  So at the current stock price of $1.50, the business is really being valued at about $17 or $18 million, which is a very, very small amount.  How do you propose to try and make people aware of the truer value of the business going forward, aside from the performance of the business?

Elmer Baldwin:  So let me see if I completely understand your question.  And I don’t know if I agree with your calculation, but I think what you basically have calculated is roughly the book value to the shareholders?

Seth Poppel:  Correct.

Elmer Baldwin:  Yes, and how our…  How does our…  You know what?  Seth, Analysts International has been underperforming for three years, out of the news; there’s no coverage.  There’s essentially no liquidity in our…historically.  And the company has underperformed and it hasn’t believed in itself, and we’re changing every one of those things.  The first thing is you’ve got to have a plan.  And then the plan needs to be understood by the people inside the company, and it needs to be understood by the board, and it needs to be understood by the shareholders.  So we sent out 7,000 letters to our shareholders to begin to communicate to them and make them…and reacquaint them with Analysts International.  And frankly, not only to do that to get them in alignment, but for them to have a better awareness and understanding of who we are and what we’re doing.  Second of all, to hold the Company accountable.  I mean we should be accountable to our shareholders to perform.

I think the other part of this question is, you know Analysts International inside of it has very high value business and some very low value business.  And the bad news is the low value business acts like a lead shield.  You can’t see through it.  You can’t see through it to the better margin business.  So my commitment to the shareholders and to you is over the course of this next year to do a better job of providing you with an investor dashboard so that we can talk more about this company.  And I’ll tell you, I’m not going to get that done until I get a permanent CFO onboard and we get at least a quarter under that person’s belt.  But I will get it done in 2008 so that you begin to see what is happening inside our business.  We’ve got some staffing business at low margins.   We’ve got some solutions business at higher margins.  We’ve got some professional services that’s solid; it’s repeatable performance; it’s insatiable demand.  And the fact of that is there’s some aspects of our business that should be valued higher.  If you look at all the different methods that we do to put a value on this thing, you know we have…  There should be a range that has as a multiple of revenue much higher than we’re currently traded.

But we’ve got to make the market aware, and we’ve got to get our trading volume up.  We also have about…only about 30% of this company, maybe about 35, is institutionally traded, which means without that institutional shareholder base, we’ve got…  There will be lower liquidity.  And without more transaction volume and more liquidity, you know it makes it tough to attract new investors.  But those investors that are interested in value and look at the prospects of this company for a long-term opportunity, they’re going to come in, and hopefully they pay attention to us.  And we also are going to improve the way we talk to the marketplace so that you guys know when we’ve got wins and when we’ve got good news and bad news to tell you.  And by doing that, it gets everybody in alignment.  My employees…  Many employees are listening to this call now, and they’ll listen to it after this call.  And our clients will listen to this call.  And our suppliers will listen to this call.  And so we hope that people become aware of this company and understand that we are focused on shareholder value.  And it’s those things…  The very first thing we need to do, Seth, is we need to perform.  No question.  On a net basis we need to perform as a company.  And I can tell you the management team and the board of directors knows that.  I mean all the rhetoric and coverage and press release and PR in the world isn’t going to make up for a lack of performance and perspective on the marketplace.

Operator:  Thank you, sir.  Our next question comes from the line of Steve Rud with USIP.  Please go ahead.

Steve Rud:  All right; thanks.  We at the end of last quarter felt that we wouldn’t be sustainably profitable until the second half.  Obviously, the first quarter came in pretty good, assuming the…ex the one-time charges.  Are we still looking the same way for the second quarter like we thought we were at the end of the year?

Elmer Baldwin:  Yes, we’ve got some additional work to do, Steve.  And you know we have…  The good news is we’ve taken a lot of cost out without interrupting our service and our go-to-market.  You know the truth is we’ve got more work to do.  We will see some charges and some severance and things like that moving into the second quarter.  And you know from time to time going forward, we may have those type of charges, but we’re focused to get our operating expense in line with our gross margin performance expectations for the rest of this year so that the second half of the year, this company’s not restructuring; this company’s refocusing.  And you know to turn the company around, you have to make some tough financial decisions.  But you also have to realign and focus on the future.  And so I’ll tell you what.  The second half of this year we may have some additional mechanical work to do, but the significant effort’s going to be on running the business and delivering results.  And so that continues to be our kind of summary guidance for the rest of this year.

Steve Rud:  Elmer, one of the things that I’ve found investing for 20-plus years now is that any time there’s a more or less restructuring done, which is what you’re doing, it takes place in three waves.  And the first wave is just a little bit, the second wave’s quite a bit deeper, and then the third wave is a little bit more.  I always wonder if there’s not an opportunity to just accelerate the waves into one and a half.  And it almost…  And maybe there’s not.  I mean maybe there’s just, you know, until you get to know what’s in there, you have to first dip your toe in and then finally you’re just doing pruning at the end.  But it seems to me like you have your…  Your eye is very much on the ball, so I…  You know I’m okay with what you’re saying.

Hey, let me ask you this.  Your investment costs in…  You know we mentioned expanding our outreach or our office reach potentially into the northeast and other regions.  Just give us an idea of what that costs to get into that market.  Do we…  And forgive me for now knowing, but I mean do we open an office there?  Do we put people on the ground?  I mean what goes on?

Elmer Baldwin:  Potentially, Steve…  Let me just first I’m going to answer that question, and then I’m going to come back to the kind of wave thing.  What we’re talking about is incrementally adding people.  Some of those people are included in our SG&A.  They’d be salespeople.  We are not investing in any area in the next…  There’s no plan to open new offices at Analysts International that I…  There’s no plan for the next couple years to organically open new offices.  In fact, Analysts International has too many offices, and we’ve been pruning them back.  Our focus is to be deeper and better as a regional participant in the local marketplaces.  I mean a lot of our service I would categorize as horizontally-oriented technology competency services.  We know Microsoft, and application development, and project management, business analysis, and IP telephony, and infrastructure services.  These things…  You know most companies don’t want to pay the freight for travel, and they shouldn’t have to.  And if we pick the right markets where there’s lots of good demand, and we know where those are for us, we’re going to invest in those and be better in those markets.  Every single time our people get on an airplane and fly to one of those offices and look out the airplane window, I want them to look down and see all the business we don’t have.  And if there are absolutely no competitors, and there’s no market, and there’s no demand, well then maybe we shouldn’t be there.  I don’t want to be there by ourselves.  So the fact of the matter is, we’re talking about investment for us.  When we talk about investment, it’s SG&A dollars, hiring people who take our offering to the marketplace.  And some of these people I would say generally represent experienced salespeople coming out of competitors.

The other area where we invest in is we will speculate on hiring talented leaders and consultants who have the skills necessary to develop our offering.  We can’t go out and sell work unless we have the capacity to deliver it, and I’m not going to just have a contract labor force at Analysts International.  We have to continue to build our inherent and institutional capabilities and skills.  Now we will deliver our projects and services in kind of a blended model, and that model will not only blend permanent, full-time positions, people that we don’t want to leave our company and we will redeploy.  We will blend those with hourly and other I guess I say project-oriented employees, where through the end of the gig they’re committed to Analysts International.  Provided we have additional work, we’ll redeploy them.  But if we don’t, maybe we can’t.  And then we’ll also have a contingent workforce and a sub-supplier network that rounds that out.  That blends our risk so that our pipeline doesn’t require to be filled by an entirely full-time equivalent consultant.

Additionally…  But, the full-time consultants, the leaders I’m talking to you about, the people, for example, in project management…  We’ve hired an absolutely fantastic individual to run our what we call our Enterprise PMO organization, and he comes with 20 years of rock-solid project management experience.  He’s building our capability maturity inside of Analysts International.  He’s creating communities of interest and collaboration and training for our project manager, who…  By the way, Analysts International deploys project managers throughout the country on many projects.  We’ve got to make that discipline more organized, a higher quality, and more…and a crisp offering to the marketplace.  That’s also part of our investment, because while this individual is in our SG&A, he also will be working on managing and leading billable activities.  So we will offset some of that cost with chargeable work.  So we would hope that we…  So we will incur both direct and SG&A expense in this investment.  But we’re not talking about significant capital.  We’re not talking about opening new offices and signing new leases.

So does that answer the first part of your question?  Or it’s actually the second question.

Steve Rud:  It answers the second part very well.

Elmer Baldwin:  Okay.  So then on this wave thing, here’s what I have to say about that.  First of all, we made…  The first wave started actually in Q4, and that was in a very rapid response to a plan that we put before the board in the beginning of December.  So we very rapidly kind of got the momentum rolling and created some wave in the fourth quarter, and we got a lot done.  I mean I’m very proud of the response of the company in the fourth quarter.  Then the first quarter, we really did some heavy lifting on our back office, a back office process that’s responsible for on boarding and hiring people, getting bills out to the client, managing our service to the field.  You know this was an important function that we had spread out in about half a dozen or more offices all around the United States.  It made no sense.  We couldn’t have consistent service levels.  We couldn’t make process changes.  I mean there were so many issues associated with it.  And it also was kind of a galvanizing activity for us to send a message that we’re going to be a new Analysts, and we’re going to do it in a collaborative way.  Internally, we’ve branded it as an internal initiative called Analysts 2.0, because it says everything we’ve done up to December 31, 2007, is Analysts 1.0.  From January 1st on for the next three years, we’re a 2.0 company.  And that means collaboration, do more with less, use computers to get our job done, focus on automated process.  And that internal initiative’s going to change the culture of this company.  So that wave is important.

But I’ve got to tell you we’ve got another big wave ahead of us, like you’ve mentioned.  And that is dealing with our…some pieces of our business that drive lowest margins.  That’s yet to come.  That’s not about significant investment; that’s about having confidence, and having conviction, and making some tough choices, and confronting our customers.  So there is, you know…  We’ve got to deal with that, and that is a market-facing wave that’s about to face us.  Beyond that, you know, when it comes to cuts we’re going to continuously improve and make our business more efficient.  But the real big, kind of corporate restructuring type cuts, we’re going to get those behind us this year and hopefully see incremental improvements over the next three years.

Steve Rud:  So we should be for this…  I mean for the quarter that we’re in now, we should probably be about where we were for this quarter that just passed.  And then going forward, we should really, you know, begin to see some of the benefits of that.

Elmer Baldwin:  Yes, well absolutely, because we get leverage from the kind of cuts we’ve made, because the cuts are made at the corporate expense line.  And we’re not talking about getting out and firing salespeople, although…  However, we’ve been turning over salespeople, because some folks just…  They’ve either decided or we’ve decided that they’re not a fit for where we’re going in the long term.  And so some of those changes have begun in January, and they’ve played out through the quarter.  But the fact of the matter is, the corporate expense cuts and the work we do on corporate expense gives us leverage going forward.  So I absolutely agree.  And you can look at the next quarter, you know I think we roughly…  I think we have about the same number of billing days in the third quarter.  We might have one additional billing day.

So yes, I think that…  You know but third quarter, we’ve still got to get out and sell the work.  We’ve still got to get out and make the business happen.  You know we’re a day-to-day business.  We’ve been tracking our forecast.  We look at the next 13 weeks.  We look at it all the time.  And that’s going to continue to be an indicator for us internally as to what our organic business needs to look like and where the lift needs to be.  You know we need to hire people every single week.  We have had a headcount drop from the beginning of this year to the end of the first quarter.  And much of that is getting out of business we don’t want anymore, because you see our gross margins have blended up.  Across every one of our business units internally, I would tell you that our gross margin beat plan, okay?  So we can…  But we are down in headcount.  And we are going to get very, very focused on headcount in this company, because we have got to keep that headcount strong, especially in our best professional services and highest margin businesses.

Steve Rud:  Have you got in place now…  Obviously you’re a super-focused guy.  I think I noted that on the last call, too.  But do you have in place now on a what—per unit basis—profitability, just to keep your folks who…your different units focused…  Let me back up and try to do this question another way.  As you’re seeking to drive business and you’ve got, I’m sure, a sales group here and a sales group there and then a head of sales, and they seek to bring people on, you know they see the new boss is in town and he’s serious and they want to address what you’re asking for quickly before you hang them up on a hook to dry.  At the same time, I take it that you have them measured for meeting profitability matrixes that, you know, determine how good their performance is, and then their performance, their dollar performance…you know what they get for the dollar is equal to—I’m sorry, not equal, but related to what they bring in.  So it’s two parts.  I mean they understand the marching tune is the bottom line as opposed to oh boy, I’ve got to get 10 people in by the end of the quarter or he’s going to fire me.  I mean it may be true that they have to get 10 people in by the end of the quarter or he’s going to fire me, but he’s sure as hell going to fire me by Q4 if those people aren’t producing X.  Is that all squared away at this point, or is that still yet to be deployed?

Elmer Baldwin:  Sure, sure.  Okay, so you know…  Did I mention that there are employees listening to this call?

Steve Rud:  Well, that’s why I asked the question (inaudible).

Elmer Baldwin:  So hopefully they don’t think that I’m going to just hang them up on a hook or fire them.  But fact of the matter is, business unit profitability is a major focus of the company.  I mean first of all, I don’t spend any time with my people pushing the revenue number.  You know it’s all about profit to the point where we’re starting to drive earnings, and then it’s all about profitability and earnings.  And then as we move forward, it’ll be about how much profit are we going to generate from every single new hire, which is an investment.  So it’s returning on that invested capital.  So right now, we do break down…  All the major business units have their own P&L, and every office location has a P&L, and every practice inside the company has a P&L.  And we manage every salesperson, and they’re paid on gross margin performance.  So yes, we’ve got a really good set of reports regarding profit and loss.

And so I’m actually pleased with how the company has culturally done that in the past.  We’re cleaning that up.  We actually have completely rebuilt the SP&A function in the last three months.  We’ve centralized it and consolidated it here in Minnesota.  It’s being led by…under Brittany McKinney, our Vice President of Operations and Planning.  And we also get together every month as a management team in person in Minnesota, and we’ve actually…  We have an alignment process we’ve been going through.  We’ve identified our kind of one page…  We have a one-page list of high priorities and objectives for the year.  We work really hard to stay in alignment on those, stay focused on them.  And profitability…  You know everyone knows that profitability is a key.  But so is developing business.  So on our top five we have to develop business.  This is a business, you know, into the future, forever and ever.  It is a business where we have to get out and sell work and hire people.  And we have to evaluate when to get out, when to pull out of certain waves.

And so I would say to you that we’ve done…  I believe the company’s done an excellent job in managing that, and I think we could do a better job in providing a dashboard for the predictable future for our people internally.  So one of the objectives we have is a higher accuracy of forecast performance for the year.  We’ve got a number of steps throughout the next, you know, six to nine months that we have to take so that we improve the accuracy of our forecasts.  You know we live in the forecasts of this company and most companies like us.  And forecasting tools are absolute critical success factors for us, and we’re going to continue to build better ones.  But we can’t just step on the scale and weigh ourselves with an income statement at the end of every month.  We have to know what we’ve done throughout that month and what we’re planning to do for the next month in areas of how many calls have we made on clients, how many new local clients have we added, how much…  You know what’s our utilization been by business unit, what’s our forecasted utilization into the future?  We’re working on those things, and my commitment to the shareholders is that as we improve our dashboard, we will share more of it with the investor community so that you can track it with us.

Steve Rud:  Okay, thanks.  Okay, sounds like you’re doing all the right things, and obviously, we’ll keep an eye on you.

Elmer Baldwin:  I appreciate that, Steve.

Steve Rud:  Thank you.

Operator:  Thank you, sir.  Ladies and gentlemen, if there are any additional questions, please press the star, followed by the one, at this time.  As a reminder, if you are using speaker equipment, you will need to lift the handset before making your selection.

And Mr. Baldwin, there are no further questions at this time.  Please continue with any closing comments.

Elmer Baldwin:  Well, I didn’t prepare any closing comments, but I’ll just say thank you all very much for attending the call today.  I appreciate it.  I’m looking forward to greater participation in the future, and I would also point out that we have an upcoming shareholder meeting in May, and I would encourage you guys to plan your travel and make it to the meeting.  And I look forward to…  If I haven’t met you already, I look forward to meeting you in person.

And I just want to thank the folks in our finance organization for doing a good job of getting our reports out and getting the information prepared.  Mic, you did a good job.  Your people did a good job.  And I just want to make sure that both Brittany, your group, and Mic, your group, and Marne Oberg, our communications folks.  They all did a fantastic job accelerating the schedule so that we could get the word out to our shareholders in a timely manner.

Thank you, guys, for attending.  I look forward to talking to you all in the future.

Operator:  Ladies and gentlemen, this concludes today’s conference call.  Thank you for your participation.  You may disconnect.  Have a pleasant day.